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EXHIBIT 23.1    Auditors' consent to incorporation by reference in certain
                Registration Statements on Forms S-3 and S-8 of their reports on consolidated financial statements and schedules of Ryder System, Inc. and its consolidated subsidiaries.





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                         Independent Auditor's Consent

The Board of Directors and Shareholders
Ryder System, Inc.:

We consent to incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our reports dated February 7, 1994, relating to the consolidated balance sheets and financial statement schedules of Ryder System, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, cash flows, and financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in, or are incorporated by reference in, the December 31, 1993 annual report on Form 10-K of Ryder System,
Inc.:

         Form S-3:

                          - Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

                          - Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

         Form S-8:

                          - Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

                          - Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

                          - Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

                          - Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

                          - Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

                          - Registration Statement No. 33-442507 covering the Ryder Student Transportation Services, Inc. Retirement/Savings Plan.

                          - Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.


/s/ KPMG PEAT MARWICK

Miami, Florida
March 29, 1994